UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2014, the Board of Directors (the “Board”) of National Retail Properties, Inc. (the “Company”) adopted amendments to the Company’s Third Amended and Restated Bylaws (the “Bylaws”) that establish a majority voting standard for directors in uncontested elections. Article II, Section 7 of the Bylaws now provides that, in elections where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the affirmative vote of a majority of the votes cast with respect to that director. Prior to the adoption of the amendment, directors were elected by a plurality of the votes cast, whether or not the election was contested. The Bylaws retain a plurality voting standard for directors in contested elections. The amendments took effect on February 13, 2014.

The foregoing description is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Additionally, the Board adopted a policy to implement the majority voting principles in the Bylaw amendments. Under the Board’s new policy, incumbent director nominees who do not receive the affirmative vote of a majority of the votes cast in an uncontested election are expected to offer their resignations to the Board. The Governance and Nominating Committee of the Board (the “Committee”) will review and make a recommendation to the Board as to whether to accept or reject any such resignation within 90 days after certification of the election results. The Company will publicly disclose the Committee’s determination regarding any such tendered resignation and the rationale behind the decision in a current report on form 8-K filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Third Amendment to the Third Amended and Restated Bylaws of National Retail Properties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

Dated: February 14, 2014